UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 12, 2016

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California		92610-2831
(Address of Principal Executive Offices)		(Zip Code)

(949) 614-1740

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Kaiser Aluminum Corporation (the “Company”) will be presenting at the KeyBanc Capital Markets Basic Materials & Packaging Conference in Boston, Massachusetts on Tuesday, September 13, 2016 and at the 29th Annual Credit Suisse Basic Materials Conference (the “Credit Suisse Conference”) in New York, New York on September 14, 2016. The presentation slides that the Company will use at the conferences include an updated industry demand outlook through 2019 for the Company’s aerospace/high strength and automotive extrusions served markets. The presentation at the Credit Suisse Conference on September 14, 2016 will be available through live webcast of the event beginning at 11:25 a.m. EST and can be accessed by visiting http://investors.kaiseraluminum.com/events.cfm. An audio archive of the presentation will be available on the Company’s website. A copy of the Company’s press release regarding the Credit Suisse Conference is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Exhibit 99.2 is a copy of the presentation slides to be furnished at, and to be posted on the Company’s website in connection with, the conferences and is incorporated by reference into this Item 7.01.

The information contained in the presentation shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to liability of that section. In addition, this information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in the filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 12, 2016.

99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: September 12, 2016